UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     June 28, 2018

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300, Little Rock, AR	72201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	501-205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 28, 2018, Inuvo, Inc. (the "Company") held an annual meeting of stockholders where two proposals were voted upon. The proposals are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2018. Of the 28,797,198 shares of common stock outstanding and entitled to vote at the annual meeting, 13,863,348 shares (or 48.1%), constituting a quorum, were represented in person or by proxy at the annual meeting.  The final vote on the proposals was recorded as follows:

Proposal 1. Election of Class II Directors.

The following Class Is directors were each elected at the annual meeting to hold office until the 2019 meeting of stockholders according to the vote tabulation described below:

	“For”	“Against”	Broker Non-Votes
Richard Howe	12,755,962	1,009,037	-
Gordon Cameron	12,803,780	961,219	-

Proposal 2.  Ratification of the Appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm:

“For”	“Against”	“Abstain”	Broker Non-Votes
12,960,676	22,213	880,459	98,349

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: June 28, 2018	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel